     As filed with the Securities and Exchange Commission on April 5, 2001.
                                                      Registration No. 333-56613
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                             SUIZA FOODS CORPORATION
             (Exact name of registrant as specified in its charter)

                         Delaware                                                75-2559681
(State or other jurisdiction of incorporation or organization)     (I.R.S. Employer Identification No.)

                             SUIZA CAPITAL TRUST II
             (Exact name of registrant as specified in its charter)

                         Delaware                                                51-6507448
(State or other jurisdiction of incorporation or organization)     (I.R.S. Employer Identification No.)

                     2515 MCKINNEY AVENUE, LB 30, SUITE 1200
                               DALLAS, TEXAS 75201
                                 (214) 303-3400

  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                   ----------

         Gregg L. Engles                      COPIES TO:
         Chairman of the Board and            William A. McCormack
         Chief Executive Officer              Hughes & Luce, L.L.P.
         2515 McKinney Avenue, LB 30          1717 Main Street, Suite 2800
         Suite 1200                           Dallas, Texas  75201
         Dallas, Texas  75201                 (214) 939-5500
         (214) 303-3400

                      (Name, address, and telephone number,
                   including area code, of agent for service)

                                   ----------

Approximate date of commencement of proposed sale to the public: No longer applicable because securities are being removed from registration.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                                    ---------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BE COME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                  5 1/2% TRUST CONVERTIBLE PREFERRED SECURITIES
                            REMOVED FROM REGISTRATION

         Suiza Foods Corporation, a Delaware corporation ("Suiza"), and Suiza Capital Trust II, a Delaware statutory business trust (the "Trust"), filed a Registration Statement on Form S-3 (File No. 333-56613) with the Securities and Exchange Commission on June 11, 1998, registering (i) 12,000,000 5 1/2% Trust Convertible Preferred Securities due April 1, 2028 (the "Preferred Securities"),
(ii) $600,000,000 aggregate principal amount of 5 1/2% Convertible Subordinated Debentures due 2028 that may, under certain circumstances, be distributed to the holders of the Preferred Securities (the "Debentures"), (iii) 7,668,000 shares of Common Stock of Suiza, par value $.01 per share, that are issuable upon conversion of the Preferred Securities (the "Common Stock") and (iv) the Guarantee of Suiza relating to the Preferred Securities (the Preferred Securities, the Debentures, the Common Stock and the Guarantee collectively, the "Registered Securities"). The Registered Securities were offered for resale from time to time by certain selling securityholders named in the Registration Statement. Suiza's obligation to maintain the effectiveness of the Registration Statement has expired. Pursuant to Suiza's undertaking in the Registration Statement, Suiza files this Post-Effective Amendment No. 1 to remove from registration any Registered Securities that were registered but remain unsold.




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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on April 5, 2001.

                                           SUIZA FOODS CORPORATION



                                           By: /s/ Gregg L. Engles
                                               ---------------------------------
                                               Gregg L. Engles
                                               Chairman of the Board and
                                               Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated:

         Signature                              Title                             Date
         ---------                              -----                             ----
/s/ Gregg L. Engles                    Chairman of the Board, Chief        April 5, 2001
--------------------------------       Executive Officer and Director
Gregg L. Engles                        (Principal Executive Officer)


/s/ Barry A. Fromberg                  Principal Financial and             April 5, 2001
--------------------------------       Accounting Officer
Barry A. Fromberg

              *                        Director                            April 5, 2001
--------------------------------
Alan J. Bernon

              *                        Director                            April 5, 2001
--------------------------------
Stephen L. Green

              *                        Director                            April 5, 2001
--------------------------------
Joseph S. Hardin, Jr.

              *                        Director                            April 5, 2001
--------------------------------
John R. Muse

              *                        Director                            April 5, 2001
--------------------------------
Hector M. Nevares

              *                        Director                            April 5, 2001
--------------------------------
P. Eugene Pender

              *                         Director                           April 5, 2001
--------------------------------
Jim L. Turner

*By /s/ Gregg L. Engles                                                    April 5, 2001
    ----------------------------
      Gregg L. Engles
      Attorney-in-fact
















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


                                TRUST SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on April 5, 2001.

                                                   SUIZA CAPITAL TRUST II

                                                   By: /s/ Barry A. Fromberg
                                                       -------------------------
                                                       Barry A. Fromberg,
                                                       Regular Trustee


                                                   By: /s/ Michelle P. Goolsby
                                                       -------------------------
                                                       Michelle P. Goolsby
                                                       Regular Trustee









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